Exhibit 10.23

INDEMNITY AGREEMENT

This Indemnity Agreement ("Agreement") is made as of February 23, 2020, by and between Libbey Inc., a Delaware corporation ("Libbey"), and [NAME] ("Indemnitee").

RECITALS

A.     Highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

B.     The Board of Directors of Libbey (the "Board") has determined that, in order to attract and retain qualified individuals, Libbey will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving Libbey and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, Libbey believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the company or business enterprise itself. Libbey’s By-laws require indemnification of Libbey’s officers and directors. Indemnitee also may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware ("DGCL"). The By-laws and the DGCL, expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between Libbey and members of the board of directors, officers and other persons with respect to indemnification.

C.     The uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

D.     The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of Libbey's stockholders and that Libbey should act to assure such persons that there will be increased certainty of such protection in the future.

E.     It is reasonable, prudent and necessary for Libbey contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve Libbey free from undue concern that they will not be so indemnified.

F.     This Agreement is a supplement to and in furtherance of Libbey’s By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

G.     Indemnitee does not regard the protection available under Libbey's By-laws and insurance as adequate in the present circumstances and may not be willing to serve as an officer or director without adequate protection, and Libbey desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of Libbey on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Libbey and Indemnitee do hereby agree as follows:

Section 1.     Services to Libbey. Indemnitee agrees to serve as an officer and/or director of Libbey and, at Libbey’s request, as a director and/or officer and/or fiduciary of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise. Indemnitee may, at any time and for any reason, resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event Libbey shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between Libbey (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with Libbey (or any of its subsidiaries or any Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and Libbey (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of Libbey, by Libbey's Certificate of Incorporation, Libbey's By-laws, and the General Corporation Law of the State of Delaware. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer and/or director of Libbey.

Section 2.     Definitions. As used in this Agreement:

(a)     "Beneficial Owner" has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of Libbey approving a merger of Libbey with another entity.

(b)     A "Change in Control" will be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)     Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of Libbey representing fifteen percent (15%) or more of the combined voting power of Libbey's then outstanding securities unless the change in relative Beneficial Ownership of Libbey’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii)     Change in Board of Directors. During any period of two consecutive years (not including any period before the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Libbey to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by Libbey's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii)     Corporate Transactions. The effective date of a merger or consolidation of Libbey with any other entity, other than a merger or consolidation which would result in the voting securities of Libbey outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv)     Liquidation. The approval by the stockholders of Libbey of a complete liquidation of Libbey or an agreement for the sale or disposition by Libbey of all or substantially all of Libbey's assets; and

(v)     Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not Libbey is then subject to such reporting requirement.

(c)     "Corporate Status" describes the status of a person who is or was a director, trustee, partner, managing member, officer, employee, agent or fiduciary of Libbey or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of Libbey.

(d)      "Disinterested Director" means a director of Libbey who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)     "Enterprise" means Libbey and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of Libbey as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.

(f)     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(g)     "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by Libbey, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to Libbey in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h)     "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) Libbey or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Libbey or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Libbey agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(i)     "Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) Libbey, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of Libbey, and (iii) any corporation owned, directly or indirectly, by the stockholders of Libbey in substantially the same proportions as their ownership of stock of Libbey.

(j)     The term "Proceeding" shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of Libbey or otherwise and whether of a civil, criminal, administrative legislative, regulatory or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; except one initiated by a Indemnitee to enforce Indemnitee’s rights under this Agreement.

(k)     Reference to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of Libbey" shall include any service as a director, officer, employee or agent of Libbey which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner "not opposed to the best interests of Libbey" as referred to in this Agreement.

Section 3.     Indemnity in Third-Party Proceedings. Libbey shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of Libbey to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Libbey and, in the case of a criminal proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of Libbey’s stockholders or disinterested directors or applicable law.

Section 4.     Indemnity in Proceedings by or in the Right of Libbey. Libbey shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of Libbey to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Libbey. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to Libbey, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.     Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, Libbey shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, Libbey shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, Libbey also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.     Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, is or was made (or asked) to respond to discovery requests in any Proceeding, or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 7.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Libbey for some or a portion of Expenses, but not, however, for the total amount thereof, Libbey shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.     Additional Indemnification.

(a)     Notwithstanding any limitation in Sections 3, 4, or 5, if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of Libbey to procure a judgment in its favor), Libbey shall indemnify Indemnitee, to the fullest extent permitted by applicable law, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b)     For purposes of Section 8(a), the meaning of the phrase "to the fullest extent permitted by applicable law" shall include, but not be limited to:

(i)     to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

(ii)     to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 9.     Exclusions. Notwithstanding any provision in this Agreement, Libbey shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)     for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)     for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of Libbey within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2 hereof), or similar provisions of state statutory law or common law, or (ii) any reimbursement of Libbey by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of Libbey, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of Libbey pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to Libbey of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of Libbey by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)     except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against Libbey or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of Libbey authorized the Proceeding (or any part of any Proceeding) before its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) Libbey provides the indemnification, in its sole discretion, pursuant to the powers vested in Libbey under applicable law.

Section 10.     Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, Libbey shall advance, to the extent not prohibited by law, the expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board as provided in Section 9(c), and such advancement shall be made within 30 days after the receipt by Libbey of a statement or statements requesting such advances from time to time, whether before or after final disposition of any Proceeding. Advances shall be unsecured and interest free and shall be made without regard to Indemnitee's ability to repay the expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to Libbey to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to Libbey of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by Libbey. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

Section 11.     Procedure for Notification and Defense of Claim.

(a)     To obtain indemnification under this Agreement, Indemnitee shall submit to Libbey a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The omission to notify Libbey will not relieve Libbey from any liability that it may have to Indemnitee otherwise than under this Agreement, and any delay in so notifying Libbey shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of Libbey shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)     Libbey will be entitled to participate in the Proceeding at its own expense.

(c)     Libbey shall not settle any Proceeding (in whole or in part) if such settlement would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee in respect of which Indemnitee is not entitled to be indemnified hereunder without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

Section 12.     Procedure Upon Application for Indemnification.

(a)     Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 11(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of Libbey; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by Libbey (irrespective of the determination as to Indemnitee's entitlement to indemnification) and Libbey hereby indemnifies and agrees to hold Indemnitee harmless therefrom. Libbey promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(b)     In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and Libbey shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to Libbey advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or Libbey, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to Libbey or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either Libbey or Indemnitee may petition a court of competent jurisdiction for resolution of any objection that shall have been made by Libbey or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)     If Libbey disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

Section 13.     Presumptions and Effect of Certain Proceedings.

(a)     In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and Libbey shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of Libbey (including by its directors or independent legal counsel) to have made a determination before the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by Libbey (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)     Subject to Section 14(e), if the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by Libbey of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 13(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a) of this Agreement and if (A) within 15 days after receipt by Libbey of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement.

(c)     The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of Libbey or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)     For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)     The knowledge and/or actions, or failure to act, of any director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14.     Remedies of Indemnitee.

(a)     Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within 90 days after receipt by Libbey of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 12(a) of this Agreement within 10 days after receipt by Libbey of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that Libbey or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. Libbey shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b)     In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 Libbey shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)     If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, Libbey shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)     Libbey shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that Libbey is bound by all the provisions of this Agreement. It is the intent of Libbey that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Libbey shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by Libbey of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from Libbey under this Agreement or under any directors' and officers' liability insurance policies maintained by Libbey, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e)     Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made before the final disposition of the Proceeding.

Section 15.     Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)     The rights of indemnification and to receive advancement of Expenses as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, Libbey's Certificate of Incorporation, Libbey's By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise and (ii) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status before such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under Libbey's By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)     Libbey shall maintain an insurance policy or policies providing liability insurance for directors, officers, employees or agents of Libbey or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of Libbey for as long as Indemnitee provides services to Libbey and for a period not less than 6 years after Indemnitee’s separation from service from Libbey. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, Libbey shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. Libbey shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)     In the event of any payment under this Agreement, Libbey shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable Libbey to bring suit to enforce such rights.

(d)     Libbey shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)     Libbey's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of Libbey as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 16.     Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as an officer and/or director of Libbey or (b) 1 year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. This Agreement shall be binding upon Libbey and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators and other legal representatives. Libbey shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Libbey to, by written agreement, expressly assume and agree to perform this Agreement in the same manner and to the same extent that Libbey would be required to perform if no such succession had taken place..

Section 17.     Severability. Nothing in this Agreement is intended to require or shall be construed as requiring Libbey to do or fail to do any act in violation of applicable law. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18.     Enforcement.

(a)     Libbey expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer and/or director of Libbey, and Libbey acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or director of Libbey.

(b)     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of Libbey, the By-laws of Libbey and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19.     Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 20.     Notice by Indemnitee. Indemnitee agrees promptly to notify Libbey in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify Libbey shall not relieve Libbey of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 21.     Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to Libbey.

If to Libbey to:                                   Libbey Inc.

Attn: General Counsel

300 Madison Avenue

Toledo, Ohio 43604

or to any other address as may have been furnished to Indemnitee by Libbey.

Section 22.     Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, Libbey, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by Libbey and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of Libbey (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 23.     Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, Libbey and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 24.     Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25.     Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

LIBBEY INC.	INDEMNITEE

By:

Its:	Address:

Appendix I to Form of Indemnity Agreement

Directors

William A. Foley

John C. Orr

Ginger M. Jones

Eileen A. Mallesch

Deborah G. Miller

Carol B. Moerdyk

Steve H. Nave

Executive Officers

Michael P. Bauer, Chief Executive Officer

Juan Amezquita, Senior Vice President, Chief Financial Officer

James C. Burmeister, Senior Vice President, Chief Operating Officer

Jennifer M. Jaffee, Senior Vice President, General Counsel & Secretary

Sarah J. Zibbel, Senior Vice President, Chief Human Resources Officer